Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated February 10, 2016 relating to the Common Stock, par value $0.0001 of Loxo Oncology, Inc. shall be filed on behalf of the undersigned.

AI LOXO HOLDINGS LLC	By: Access Industries Management, LLC, its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President_
Name/Title

AI LOXO HOLDINGS 2 LLC	By: Access Industries Management, LLC, its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

AI VALUE HOLDINGS, LLC	By: Access Industries Management, LLC, its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES MANAGEMENT, LLC	/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

*
Signature

Len Blavatnik
Name

*	The undersigned, by signing his name hereto, executes this Schedule 13G pursuant to the Power of Attorney executed on behalf of Mr. Blavatnik (as filed with the SEC on February 13, 2015).

Exhibit 99.1

By:	/s/ Alejandro Moreno
Name: Alejandro Moreno
Attorney-in-Fact